Exhibit 99.1

Onto Innovation Reports

2020 Second Quarter Results

Wilmington, Mass., August 4, 2020 – Onto Innovation Inc. (NYSE: ONTO) today announced financial results for the second quarter of 2020.

2020 Second Quarter Highlights

•	Revenue of $134.9 million.
•	GAAP earnings of $0.15 per share were at the high end of guidance, while non-GAAP earnings of $0.42 were above the high end of guidance.
•	Cash and marketable securities increased $20.1 million and ended the quarter at $312.1 million.
•

Introduced a suite of three new metrology products: the Atlas® 5 OCD metrology system; the IMPULSE® 5 integrated metrology system which already includes proven in-die metrology capability and industry best performance to meet challenges at 7nm and below; and the revolutionary Aspect® optical metrology system for leading edge 3D-NAND.

•	New Element™ FTIR technology was selected by a top three memory manufacturer expanding served available market (SAM) from wafer manufacturers to inline process control for advanced memory.
•	JetStep® panel lithography backlog grows to a record $15 million for 2021 delivery of system orders for advanced packaging requirements for chiplets, or heterogeneous chip packages.

In the following and subsequent financial tables in this release, comparisons to the second quarter 2019 include only the results of Rudolph Technologies and do not include the results of Nanometrics Incorporated that occurred prior to the merger of the Companies on October 25, 2019.

Onto Innovation Inc.
Key Financial Data for the Quarters Ended June 27, 2020,

March 28, 2020, and June 30, 2019

(in thousands, except per share amounts)

U.S. GAAP
	June 2020	March 2020	June 2019 *
Revenue	$134,948	$139,928	$61,511
Gross profit margin	53%	45%	52%
Operating income (loss)	$7,930	$(5,246)	$5,418
Net income (loss)	$7,424	$(4,404)	$5,526
Net income (loss) per diluted share	$0.15	$(0.09)	$0.22

U.S. NON-GAAP
	June 2020	March 2020	June 2019 *
Revenue	$134,948	$139,928	$61,511
Gross profit margin	53%	52%	52%
Operating income	$24,205	$22,932	$8,269
Net income	$20,813	$19,740	$7,653
Net income per diluted share	$0.42	$0.39	$0.30

*The results for June 2019 include the results for Rudolph Technologies only.

Michael Plisinski, chief executive officer of Onto Innovation commented, “The Onto Innovation team continues to execute extremely well in a very dynamic environment presented by our integration, the on-going risks from COVID-19, and the US-China trade relations. Within this environment we are driving improvements in our business operations resulting in stronger financial performance and global customer support.”

He continued, “Our product innovations are opening new opportunities of growth for the Company. In the advanced nodes market, we have announced several new products that expand our leadership position in the most challenging OCD applications once thought beyond the reach of optical metrology. In the secular growth market of advanced packaging, our Dragonfly inspection system’s performance continues to be the tool of choice for the most advanced packaging technologies targeting AI, 5G, and data center markets. Panel level packaging is increasing in importance to the industry and we were pleased to see JetStep lithography selected by new and existing customers for expansions in 2021 resulting in a record backlog for our JetStep panel lithography system.”

Plisinski concluded, “We are confident that with our first-half achievements in 2020, and our strong balance sheet, we are well positioned to continue our support of customers and investments in the new technologies required for their future innovations in 2021 and beyond.”

Second Quarter 2020 GAAP Financial Results

Second quarter revenue totaled $134.9 million, a decrease of 4% compared with $139.9 million for the first quarter of 2020. The quarter over quarter decrease was mainly driven by capacity uncertainty for certain advanced packaging customers surrounding their ability to produce product for customers on the U.S. entities list.

Gross profit margin was 53% of revenues in the second quarter of 2020, compared to 45% in the first quarter of 2020. The first quarter margins were impacted by $9.9 million in merger related expenses that affected gross margin. For the second quarter of 2020, gross margin was primarily impacted by product mix. Merger related expenses impacting the second quarter margin were minimal at $332 thousand.

Operating expenses for the second quarter of 2020 totaled $63.7 million, compared to $67.9 million in the first quarter of 2020. The decrease in operating expense was primarily the result of lower consulting cost and merger and restructuring charges quarter over quarter.

GAAP net income for the second quarter of 2020 was $7.4 million, or $0.15 per diluted share, compared with net loss of ($4.4) million, or ($0.09) per diluted share, for the 2020 first quarter. The net income was at the high-end of previous guidance of $0.04 to $0.16.

Second Quarter Non-GAAP Financial Results

Second quarter 2020 non-GAAP net income was $20.8 million, or $0.42 per diluted share, and was above previous guidance. First quarter 2020 non-GAAP net income was $19.7 million, or $0.39 per diluted share. Non-GAAP results exclude merger-related expenses, restructuring costs and the amortization of intangible assets as detailed in the accompanying tables.

Balance Sheet

At June 27, 2020, cash and marketable securities increased $20.1 million, net of $18.4 million in cash used to repurchase the Company’s stock in the quarter and ended at $312.1 million. Working capital increased and ended the quarter at $546.2 million. Compared to the 2020 first quarter, accounts receivable decreased in the quarter to $137.5 million and inventory increased in the quarter to $171.8 million mainly due to customer pushouts of tool deliveries and inventory for new products.

Outlook

The Company is currently anticipating revenue for the third quarter 2020 to be in the range of $122 to $132 million. This guidance also assumes that the safety protocols in place continue to limit the impact of COVID-19 on our factories and our suppliers. Within this revenue range the Company is expecting GAAP net income per diluted share to be in the range of $0.04 to $0.16 and non-GAAP net income per diluted share to be in the range of $0.28 to $0.40.

Webcast & Conference Call Details

Onto Innovation will host a conference call at 4:30 p.m. Eastern Time today to discuss its second quarter 2020 financial results in greater detail. To participate in the call, please dial (800) 353-6461 or International: +1 (334) 323-0501 and reference conference ID 2036329 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available at www.ontoinnovation.com.

To listen to the live webcast, please go to the website at least fifteen (15) minutes early to register, download and install any necessary audio software. There will be a replay of the conference call available from 7:30 p.m. ET on August 4 until 7:30 p.m. ET on August 11, 2020. To access the replay, please dial (888) 203-1112 or International: +1 (719) 457-0820 and reference conference ID 2036329 at any time during that period.

A replay will also be available at www.ontoinnovation.com.

Discussion of Non-GAAP Financial Measures

The Company has provided in this release non-GAAP financial measures, including non-GAAP net income and non-GAAP EPS, which exclude amortization of acquisition-related intangible assets, certain acquisition-related expenses and benefits, and restructuring costs. Non-GAAP net income and non-GAAP EPS can also exclude certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, tax provisions/benefits related to the previous items, and significant discrete tax events. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

We utilize several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. More specifically, management adjusts for the excluded items for the following reasons:

Amortization of purchased intangible assets: we do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to the purchased intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of purchased intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

Merger or acquisition related expenses and benefits: we incur expenses or benefits with respect to certain items associated with our mergers and acquisitions, such as transaction and integration costs, change in control payments, adjustments to the fair value of assets, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business.

Restructuring charges: we incur restructuring and impairment charges on individual or groups of employed assets, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Significant litigation charges or benefits and legal costs: we may incur charges or benefits as well as legal costs in connection with litigation and other contingencies unrelated to our core operations. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results.

Income tax expense: we estimate the tax effect of the items identified to determine a non-GAAP annual effective tax rate applied to the pretax amount in order to calculate the non-GAAP provision for income taxes. We also adjust for items for which the nature and/or tax jurisdiction requires the application of a specific tax rate or treatment.

From time to time in the future, there may be other items excluded if we believe that doing so is consistent with the goal of providing useful information to investors and management.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Onto Innovation’s business momentum and future growth; the benefit to customers of Onto Innovation’s products and customer service; Onto Innovation’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position; Onto Innovation’s expectations regarding the semiconductor market outlook; Onto Innovation’s second quarter 2020 financial outlook; as well as other matters that are not purely historical data. Onto Innovation wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Onto Innovation’s control. Such factors include, but are not limited to, the length, severity and potential business impact of the COVID-19 pandemic, the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; fluctuations in customer capital spending and any potential impact as a result of the novel coronavirus situation. Additional information and considerations regarding the risks faced by Onto Innovation are available in Onto Innovation’s Form 10-K report for the year ended December 31, 2019 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Onto Innovation’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Onto Innovation does not assume any obligation to update the forward-looking information contained in this press release.

About Onto Innovation

Onto Innovation is a leader in process control, combining global scale with an expanded portfolio of leading-edge technologies that include: un-patterned wafer quality; 3D metrology spanning the chip from nanometer-scale transistors to micron-level die-interconnects; macro defect inspection of wafers and packages; metal interconnect composition; factory analytics; and lithography for advanced semiconductor packaging. Our breadth of offerings across the entire semiconductor value chain help our customers solve their most difficult yield, device performance, quality, and reliability issues. Onto Innovation strives to optimize customers’ critical path of progress by making them smarter, faster, and more efficient. Headquartered in Wilmington, Massachusetts, Onto Innovation supports customers with a worldwide sales and service organization. Additional information can be found at www.ontoinnovation.com.

Source: Onto Innovation Inc.

For more information, please contact:

Michael Sheaffer

+1.978.253.6273

Mike.Sheaffer@OntoInnovation.com

(Financial tables follow)

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) - (Unaudited)

	June 27, 2020	December 31, 2019

ASSETS
Current assets
Cash, cash equivalents and marketable securities	$312,061	$320,236
Accounts receivable, net	137,529	123,656
Inventories	171,836	176,134
Prepaid and other assets	23,486	21,638
Total current assets	644,912	641,664
Net property, plant and equipment	95,517	98,420
Intangibles, net	652,195	679,101
Other assets	24,148	29,395
Total assets	$1,416,772	$1,448,580

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$69,449	$53,942
Other current liabilities	29,266	31,801
Total current liabilities	98,715	85,743
Other non-current liabilities	96,848	98,811
Total liabilities	195,563	184,554
Stockholders’ equity	1,221,209	1,264,026
Total liabilities and stockholders’ equity	$1,416,772	$1,448,580

(Financial tables to follow)

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) - (Unaudited)

	Three Months Ended			Six Months Ended
	June 27,	March 28,	June 30,	June 27,	June 30,
	2020	2020	2019*	2020	2019*
Revenue	$134,948	$139,928	$61,511	$274,876	$122,403
Cost of revenue	63,363	77,297	29,600	140,660	58,473
Gross profit	71,585	62,631	31,911	134,216	63,930
Operating expenses:
Research and development	22,167	20,927	10,659	43,094	21,199
Sales and marketing	11,869	13,071	5,798	24,940	10,524
General and administrative	15,916	20,147	9,649	36,063	18,407
Amortization	13,703	13,732	387	27,435	774
Total operating expenses	63,655	67,877	26,493	131,532	50,904
Operating income (loss)	7,930	(5,246)	5,418	2,684	13,026
Interest income, net	686	1,210	860	1,896	1,666
Other (expense) income, net	(1,198)	32	(157)	(1,166)	224
Income (loss) before provision (benefit) for income taxes	7,418	(4,004)	6,121	3,414	14,916
Provision (benefit) for income taxes	(6)	400	595	394	1,814
Net income (loss)	$7,424	$(4,404)	$5,526	$3,020	$13,102
Earnings (loss) per share:
Basic	$0.15	$(0.09)	$0.22	$0.06	$0.52
Diluted	$0.15	$(0.09)	$0.22	$0.06	$0.52
Weighted average shares outstanding:
Basic	48,736	50,121	25,032	49,417	24,977
Diluted	49,014	50,121	25,250	49,782	25,227

*The results for June 2019 include the results for Rudolph Technologies only.

(Financial tables to follow)

ONTO INNOVATION INC.

NON-GAAP FINANCIAL SUMMARY

(In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2020	March 28, 2020	June 30, 2019*	June 27, 2020	June 30, 2019*
Revenue	$134,948	$139,928	$61,511	$274,877	$122,403
Gross profit	$71,917	$72,533	$31,911	$144,450	$63,930
Gross margin as percentage of revenue	53%	52%	52%	53%	52%
Operating expenses	$47,712	$49,601	$23,642	$97,313	$47,666
Operating income	$24,205	$22,932	$8,269	$47,137	$16,264
Operating margin as a percentage of revenue	18%	16%	13%	17%	13%
Net income	$20,813	$19,740	$7,653	$40,553	$15,485
Net income per diluted share	$0.42	$0.39	$0.30	$0.81	$0.61

*The results for June 2019 include the results for Rudolph Technologies only.

RECONCILIATION OF U.S. GAAP GROSS PROFIT,

OPERATING EXPENSES AND OPERATING INCOME TO NON-GAAP

GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME

(In thousands, except percentages) - (Unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2020	March 28, 2020	June 30, 2019*	June 27, 2020	June 30, 2019*
U.S. GAAP gross profit	$71,585	$62,631	$31,911	$134,216	$63,930
Pre-tax non-GAAP items:
Merger related expenses	332	9,902	—	10,234	—
Non-GAAP gross profit	$71,917	$72,533	$31,911	$144,450	$63,930
U.S. GAAP gross margin as a percentage of revenue	53%	45%	52%	48.8%	52%
Non-GAAP gross margin as a percentage of revenue	53%	52%	52%	52.6%	52%
U.S. GAAP operating expenses	$63,656	$67,877	$26,493	$131,533	$50,904
Pre-tax non-GAAP items:
Merger related expenses	1,678	1,936	2,464	3,614	2,464
Restructuring expense	563	2,608	—	3,171	—
Amortization of intangibles	13,703	13,732	387	27,435	774
Non-GAAP operating expenses	47,712	49,601	23,642	97,313	47,666
Non-GAAP operating income	$24,205	$22,932	$8,269	$47,137	$16,264
GAAP operating margin as a percentage of revenue	6%	(4%)	9%	1%	11%
Non-GAAP operating margin as a percentage of revenue	18%	16%	13%	17%	13%

*The results for June 2019 include the results for Rudolph Technologies only.

(Financial tables to follow)

ONTO INNOVATION INC.

RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO

NON-GAAP NET INCOME

(In thousands, except share and per share data) - (Unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2020	March 28, 2020	June 30, 2019*	June 27, 2020	June 30, 2019*
U.S. GAAP net income (loss)	$7,424	$(4,404)	$5,525	$3,020	$13,101
Pre-tax non-GAAP items:
Merger related expenses	2,010	11,838	2,464	13,848	2,464
Restructuring expense	563	2,608	—	3,171	—
Amortization of intangibles	13,703	13,732	387	27,435	774
Net tax benefit adjustments	(2,887)	(4,034)	(723)	(6,921)	(854)
Non-GAAP net income	$20,813	$19,740	$7,653	$40,553	$15,485
Non-GAAP net income per diluted share	$0.42	$0.39	$0.30	$0.81	$0.61

*The results for June 2019 include the results for Rudolph Technologies only.

ONTO INNOVATION INC

SUPPLEMENTAL INFORMATION - RECONCILIATION OF THIRD QUARTER 2020

GAAP TO NON-GAAP GUIDANCE (net of tax)

	Low	High
Estimated GAAP net income per diluted share	$0.04	$0.16
Estimated non-GAAP items:
Merger related expenses	0.01	0.01
Amortization of intangibles	0.23	0.23
Estimated non-GAAP net income per diluted share	$0.28	$0.40

####